Exhibit 4.7

                    FORM OF CLASS A1 GLOBAL NOTE CERTIFICATE

                                                             CUSIP:   [ ]

                                                             ISIN:    [ ]

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE
CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                      GRACECHURCH CARD FUNDING (NO. 5) PLC
                   (incorporated with limited liability under
                         the laws of England and Wales)

                                      $[ ]
                Class A1 Floating Rate Asset-Backed Notes due [ ]

                        CLASS A1 GLOBAL NOTE CERTIFICATE

1.      Introduction

        This Class A1 Global Note Certificate is issued in respect of the $[ ] Class A1 Floating Rate Asset-Backed Notes due [ ] (the "Class A1 Notes") of Gracechurch Card Funding (No. 5) PLC (the "Issuer"). The Class A1 Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [ ] September 2003 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and The Bank of New York as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated
        [ ] September 2003 (as amended or supplemented from time to time, the "Paying Agency and Agent Bank Agreement") and made between the Issuer, The Bank of New York as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Class A1 Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agents named therein and the Trustee.

2.      References to Conditions

        Any reference herein to the "Conditions" is to the terms and conditions of the Class A1 Notes attached hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.      Registered holder

        This is to certify that:

                                   CEDE & CO.

        is the person registered in the register maintained by the Registrar in relation to the Class A1 Notes (the "Register") as the duly registered holder (the "Holder") of the Class A1 Notes represented from time to time by this Class A1 Global Note Certificate.

4.      Promise to pay

        The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC Custodian" and "DTC", respectively) as being the principal amount of this Class A1 Global Note Certificate for the time being on the Interest Payment Date in [ ] or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.      Transfers in whole

        Transfers of this Class A1 Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.      Exchange for Class A1 Individual Note Certificates

        This Class A1 Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("Class A1 Individual Note Certificates") in substantially the form (subject to completion) set out in the Fifth Schedule (Form of Class A1 Individual Note Certificate) to the Trust Deed if any of the following events occurs:

        (a) the Notes become immediately due and repayable by reason of an Event of Default; or

        (b) DTC at any time notifies the Issuer that it is at any time unwilling or unable to hold the Global Note Certificates or is unwilling or unable to continue as or has ceased to be, a clearing agency registered under the United States Securities and Exchange Act of 1934 and in each case the Issuer is unable to locate a qualified successor within 90 days of receiving such notification;

                Such exchange shall be effected in accordance with paragraph 7 (Delivery of Class A1 Individual Note Certificates) below. The Issuer shall notify and the


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

                Holder of the occurrence of any of the events specified in paragraphs (a) and (b) above as soon as practicable thereafter.

7.      Delivery of Class A1 Individual Note Certificates

        Whenever this Class A1 Global Note Certificate is to be exchanged for Class A1 Individual Note Certificates, such Class A1 Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class A1 Global Note Certificate within five business days of the delivery, by or on behalf of the Noteholders, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class A1 Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class A1 Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class A1 Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class A1 Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any transfer tax, governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge in connection with the delivery of such Individual Note Certificates, which will be the sole responsibility of the Issuer. No service charge will be made for any registration of transfer or exchange of any Individual Note Certificates. In this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.      Conditions apply

        Save as otherwise provided herein, the Holder of this Class A1 Global Note Certificate shall have the benefit of, and be subject to, the
        Conditions and, for the purposes of this Class A1 Global Note Certificate, any reference in the Conditions to "Note Certificate" or "Note Certificates" shall, except where the context otherwise requires, be construed so as to include this Class A1 Global Note Certificate.

9.      Notices

        Notwithstanding Condition 14 (Notices), so long as this Class A1 Global Note Certificate is held on behalf of DTC or any other clearing system (an "Alternative Clearing System"), notices to Holders of Class A1 Notes represented by this Class A1 Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.     Legends

        The statements set out in the legends above are an integral part of this Class A1 Global Note Certificate and, by acceptance hereof, each Holder of this Class A1 Global Note Certificate agrees to be subject to and bound by such legends.


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

11.     Determination of entitlement

        This Class A1 Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class A1 Global Note Certificate.

12.     Authentication

        This Class A1 Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.     Governing law

        This Class A1 Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

Gracechurch Card Funding (No. 5) PLC

By:     ..............................
         [manual or facsimile signature]
         (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:     ..............................
         [manual signature]
         (duly authorised)


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

                                FORM OF TRANSFER



FOR VALUE  RECEIVED  ...................................................,  being the registered holder of this Class A1 Global Note Certificate, hereby transfers
to..............................................................................
.................................................................................
.................................................................................
of..............................................................................
.................................................................................
.................................................,

$ ..................................... in principal amount of the $[ ] Class A1
Asset-Backed Floating Rate Notes due [ ] (the "Class A1 Notes") of Gracechurch Card Funding (No. 5) PLC (the "Issuer") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class A1 Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:  .......................................

By:     .......................................
         (duly authorised)

Notes

(b) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class A1 Global Note Certificate.

(c) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(d) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.


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

             [Terms and Conditions as set out in the Ninth Schedule]

         PRINCIPAL PAYING AGENT                  REGISTRAR, NEW YORK PAYING
                                                  AGENT AND TRANSFER AGENT
          The Bank of New York                       The Bank of New York
           One Canada Square                            One Wall Street
             London E14 5Al                                New York
                   UK                                      New York
                                                           USA 10286

                        PAYING AGENTS AND TRANSFER AGENTS

                 [Name]                                     [Name]
               [Address]                                   [Address]


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